UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

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SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. III

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ProKidney Announces Manufacturing Efficiency Initiatives and Supply Chain

Streamlining Expected to Reduce REACT™ Manufacturing Costs

Company anticipates that costs for REACT™ could decrease by up to 50% compared to the cost of manufacturing for its Phase 2 clinical trial

WINSTON-SALEM, N.C., June 15, 2022 — ProKidney LP (“ProKidney”), a leading clinical-stage cellular therapeutics company focused on therapies for chronic kidney disease (“CKD”), today announced an update on manufacturing efficiency and supply chain streamlining initiatives, which could reduce manufacturing costs.

ProKidney’s current costs of manufacturing REACT™ for use in its ongoing Phase 2 Clinical Trial RMCL-002 is approximately $100,000 per patient. ProKidney anticipates that these costs will be lower for its Phase 3 trials and will continue to decrease by potentially up to 50% compared to the cost of manufacturing REACT™ for its Phase 2 RMCL-002 study as it manufactures REACT™ at commercial scale. ProKidney plans to achieve these cost reductions through the implementation of automation, bioprocess developments, formulation improvements, and streamlining of the supply chain.

ProKidney expects to utilize automation in all aspects of manufacturing ranging from tissue processing, cell expansion and renal cell selection to formulation and filling of the final product. It will also extend automation to other manufacturing activities including warehouse operations and supply chain.

In addition, ProKidney intends to improve bioprocess development to further reduce manufacturing costs of the commercial REACT™ product, assuming receipt of necessary regulatory approvals. Culture media currently represents the highest cost in REACT™ processing, and ProKidney is exploring reduced culture media usage via bioprocess and automation improvements.

Further, ProKidney’s final commercial REACT™ product is planned to be a cryopreserved formulation, which is projected to reduce manufacturing costs compared to its fresh REACT™ formulation. ProKidney expects to leverage bulk purchasing to actively negotiate pricing of materials to further drive cost reductions.

“To augment the renal repair process over a patient’s lifetime requires effective, efficient, and highly scalable manufacturing capabilities. We believe that these initiatives, which are expected to reduce cost of manufacturing by as much as 50% compared to our Phase 2 study, signify an important step forward toward optimization of our manufacturing process,” said Dr. Deepak Jain, Chief Operating Officer of ProKidney. “Our manufacturing process has well established modules and uses GMP-grade materials commonly recognized by regulatory agencies around the world. Over the past 10+ years, we have worked to develop a reproducible, consistent, and dependable process that is readily scalable for commercial expansion. With the implementation of automation, bioprocess developments, formulation improvements, and streamlining of the supply chain, we believe we can reduce the cost of manufacturing.”

About ProKidney

ProKidney, a pioneer in the treatment of CKD through innovation in cellular therapy, was founded in 2015 after a decade of research. ProKidney’s lead product candidate, REACT™ (Renal Autologous Cell Therapy), is a first-of-its-kind, patented, disease-modifying, autologous cellular therapy with the potential not only to slow and stabilize the progression of CKD, but in some cases drive meaningful improvement in kidney function. REACT™ has received Regenerative Medicine Advanced Therapy (RMAT) designation, as well as FDA and EMA guidance, supporting the Phase 3 clinical program that launched on schedule in January 2022. On January 18, 2022, ProKidney announced that it would become a publicly traded company via a business combination with Social Capital Suvretta Holdings Corp. III (Nasdaq: DNAC). For more information, visit www.prokidney.com.

Additional Information and Where to Find It

In connection with the proposed transaction between SCS and ProKidney, SCS has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). SHAREHOLDERS OF SCS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THESE DOCUMENTS ARE NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to the shareholders of SCS as of June 2, 2022, the record date established for voting on the proposed transaction. Shareholders are also able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge at the SEC’s website at http://www.sec.gov.

The documents filed by SCS with the SEC also may be obtained free of charge at SCS’s website at https://socialcapitalsuvrettaholdings.com/dnac or upon written request to 2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV 89052.

Participants in the Solicitation

SCS and ProKidney and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SCS’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction between ProKidney and SCS are contained in the definitive proxy statement. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws, including with respect to the proposed transaction between ProKidney and SCS and the timing of enrollment of ProKidney’s clinical trials, availability of clinical data, obtainment of regulatory approvals and manufacturing cost reductions. These forward-looking statements generally are identified by the words “believe,”

“project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of SCS’s securities, (ii) the risk that the proposed transaction may not be completed by SCS’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by SCS, (iii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the definitive agreement related to the business combination between SCS and ProKidney (the “Business Combination Agreement”) by the shareholders of SCS and the satisfaction of the minimum cash condition, (iv) the lack of a third-party valuation in determining whether or not to pursue the proposed transaction, (v) the inability to complete the private placement entered into in connection with the transaction, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (vii) the effect of the announcement or pendency of the transaction on ProKidney’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of ProKidney and potential difficulties in ProKidney employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against ProKidney or against SCS related to the Business Combination Agreement or the proposed transaction, (x) the ability to maintain the listing of SCS’s securities on a national securities exchange, (xi) the price of SCS’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which SCS plans to operate or ProKidney operates, variations in operating performance across competitors, changes in laws and regulations affecting SCS’s or ProKidney’s business, and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations, including manufacturing cost reductions, after the completion of the proposed transaction, and identify and realize additional opportunities, (xiii) the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry, (xiv) uncertainties inherent in cell therapy research and development, including the actual time it takes to initiate and complete clinical studies and the timing and content of decisions made by regulatory authorities, (xv) the risk that ProKidney may be unable to achieve the automation efficiencies anticipated with respect to manufacturing, (xvi) the risk of cost overruns or inefficiencies in the supply chain, and (xvii) the risk of that ProKidney may be unable to improve the formulation or bioprocessing of REACT™ in a manner that results in lower costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of SCS’s definitive proxy statement on Schedule 14A (File No. 001-40560), including any amendments and supplemented thereto, filed with the SEC on June 10, 2022, SCS’s annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 28, 2022, including those under “Risk Factors” therein and other documents filed by SCS from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ProKidney and SCS assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither ProKidney nor SCS gives any assurance that either ProKidney or SCS, or the combined company, will achieve its expectations.

Contact:

Investors:

Lee Roth

Burns McClellan

lroth@burnsmc.com

+1 (212) 300-8331